Exhibit 10.4

Equity Interest Transfer Agreement

Beijing Xieli Zhucheng Financial Information Service Co., Ltd.

and

Tianjin Zhanggongzi Technology Partnership (Limited Partnership) [transliteration and literal translation]

FOR DUE DILIGENCE ONLY

This Equity Interest Transfer Agreement (hereinafter referred to as “the Agreement”) is signed by the following parties in Beijing on          , 2017:

Party A: Beijing Xieli Zhucheng Financial Information Service Co., Ltd.

Legal representative: Liu Chengcheng

Party B: Tianjin Zhanggongzi Technology Partnership (Limited Partnership)

Executive Partner: Liu Chengcheng

Whereas:

1. Beijing Pinxin Media Culture Co., Ltd. (hereinafter referred to as “Pinxin Media”) is a limited liability company incorporated and legally existing under the laws of PRC, with the registration number of 91110108MA00AH86Q, the registered address of 601, 6th Floor, No. 34 Haidian Street, Haidian District, Beijing, and the registered capital of RMB10 million. As of the date of signing the Agreement, Party A held 100% equity interest in Pinxin Media.

2. Party A intends to transfer 20% equity interest in Pinxin Media to Party B in accordance with the terms and conditions of the Agreement. Party B agrees to accept such equity interest in accordance with the terms and conditions of the Agreement.

In view of the above, according to the Contract Law of the People’s Republic of China, the Company Law of the People’s Republic of China and other relevant laws, regulations and normative documents, Party A and Party B reached an agreement on the above equity transfer through friendly negotiation. In order to clarify the rights and obligations of both parties, the Agreement is entered into for mutual compliance.

I.                    Definition

Unless the context requires otherwise, the following terms used in the Agreement have the following meanings:

(1) “PRC” means the People’s Republic of China, but for the purposes of the Agreement, does not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region or Taiwan;

(2) “A Party” or “Either Party” means either party of Party A and Party B;

(3) “Both Parties” means Party A and Party B collectively;

(4) “Target Equity Interest” means the 20% equity interest held by Party A that it intends to transfer to Party B;

(5) “Working Day” means any day other than Saturday, Sunday and official holidays;

(6) “Delivery Date” means the date on which the registration of changes at the industrial and commercial departments for the transfer of the target equity interest under the Agreement is completed;

(7) “Effective Date” means the date on which all the conditions mentioned in Article 11 of the Agreement are met;

(8) “Taxes and Fees” means any and all applicable taxes (including but not limited to income tax, deed tax, stamp duty, business tax) imposed by the PRC tax authorities, industrial and commercial administrations or financial departments in accordance with relevant laws and regulations, or paid by the obligatory payer to such authorities, fees and expenses (including but not limited to fees, expenses and actual expenditure of hiring any lawyer and/or accountant).

II.               Transfer of Target Equity Interest

Pursuant to the terms and conditions of the Agreement, Party A agrees to the transfer of the target equity interest and all corresponding rights, powers and interests to such target equity interest (including ownership, the right to distribute profits, the right to nominate directors, the right to allocate assets, the right to vote related to the target equity interest and all rights, powers and interests that company shareholders are entitled to as stipulated by articles of Pinxin Media and PRC laws and regulations) to Party B and Party B agrees to accept the transfer of such target equity interest.

III.          Equity Interest Transfer Price and Payment

1.              Determination of the Equity Interest Transfer Price

The parties acknowledge that the assessed value confirmed by the relevant intermediary agency in the assessment report of Pinxin Media on the base date of March 31, 2017 shall be the pricing basis of the equity interest transfer and the transfer price of the target equity interest shall be RMB20,000.

2.              Payment Method of the Equity Interest Transfer Price

Within 12 months from the effective date of the Agreement, Party B shall pay Party A in one lump sum of the full equity interest transfer price of RMB10,000 to Party A’s bank account.

IV.           Delivery of Target Equity Interest and Transfer of Rights and Obligations

1.              Delivery of Target Equity Interest

The target equity interest shall be delivered on the delivery date. The parties shall strive to complete the delivery of the target equity interest within 6 months from the date of entry into force of the Agreement.

2.              Transfer of Rights and Obligations

The rights and obligations of the target equity interest shall be transferred starting from the delivery date. Party A shall be entitled to and assume the rights and obligations, risks and liabilities of the target equity interest before the delivery date; starting from the delivery date, Party B shall be entitled to and assume the rights and obligations, risks and liabilities of the target equity interest.

V.                Rights and Obligations of Both Parties

1. Party A shall obtain the approval or consent of the internal organization necessary to complete the transfer of the target equity interest under the Agreement in accordance with the applicable laws or binding contracts or agreements.

2. Party B shall obtain the approval or consent of the internal organization necessary to complete the transfer of the target equity interest under the Agreement in accordance with the applicable laws or binding contracts or agreements.

3. Both parties shall promptly provide relevant documents and materials prepared by them, and provide all necessary assistance for the completion of the transfer of the target equity interest.

4. Both parties shall, in accordance with the Agreement, urge Pinxin Media to complete the delivery of the target equity interest in a timely manner.

VI.           Undertakings, Representations and Warranties of Party A

1. The target equity interest held by Party A is free from any pledge, seizure, and other encumbrance, nor is there any arrangement or obligation that create any encumbrances, unless otherwise agreed in the Agreement or required by PRC laws.

2. Party A does not substantially withdraw its capital contribution directly or through any third party.

3. All information and documents provided by Party A to Party B is complete, true, accurate and valid, and there is no false record, major omission or misleading statement.

4. Party A undertakes that Pinxin Media does not have any undisclosed existing or potential liabilities or external guarantees.

VII.      Undertakings, Representations and Warranties of Party B

1. All information and documents provided by Party B to Party A is complete, true, accurate and valid, and there is no false record, major omission or misleading statement.

2. Party B has the capacity to fulfill the obligation to pay the transfer price as described in Article 3 of the Agreement.

VIII. Force Majeure

1. “Force Majeure” means objective circumstances beyond the control of the parties that is unforeseeable, unavoidable or insurmountable, causing a party’s failure in performing the Agreement in whole or in part, including but not limited to earthquakes, typhoons, floods, fires, wars.

2. The party confronting force majeure shall take all necessary remedial measures to reduce the losses caused, otherwise the party shall bear the corresponding responsibility for the aggravated part of the losses.

3. If, due to the influence of force majeure, the Agreement were not performed in whole or in part, the party encountering force majeure shall immediately notify the other party and provide the details of force majeure and a valid proof within 5 working days that the Agreement may not be performed in whole or in part, or a delay in performance is required. In accordance with the degree of impact of force majeure on the performance of the Agreement, the parties agree to waive all or part of the responsibility for the performance of the agreement.

IX.          Default Liability

1. The party that fails to perform the obligations under the Agreement in whole or in part shall be responsible for compensating the losses caused to the other party.

2. Regardless of whether the Agreement is effective or whether the transfer of the target equity interest is completed, both parties acknowledge that the provisions of this Article shall be legally binding at all times from the date of signing the Agreement.

X.               Governing Law and Settlement of Disputes

1. The formulation, validity, interpretation, performance, revision and termination of the Agreement shall be governed by PRC laws.

2. Any dispute arising from or in connection with the Agreement shall be settled by the parties through friendly negotiation. If the dispute may not be settled, either party may submit the dispute to the Haidian District Court in Beijing for resolution.

XI.          Validity

The Agreement shall become effective on the date of effective signing by both parties or their authorized representatives.

XII.     Miscellaneous

1. Taxes and Fees

All taxes and fees incurred as a result of signing and performing the Agreement shall be handled as required by applicable laws and regulations or shall be borne by each party on its own if there are no applicable requirements.

2. Severability

If any provision of the Agreement is invalid or unenforceable due to the provisions of laws and regulations, or is deemed invalid by courts or any authority with jurisdiction over the Agreement, only the provision shall be invalid and the remaining provisions shall still be valid and binding on both parties.

3. Assignability

Neither party may assign the Agreement in whole or in part without the prior written consent of the other party.

4. Entire Agreement

If there are any matters uncovered after the signing of the Agreement, the parties shall sign a supplementary agreement in writing. The supplementary agreement shall be an integral part of the Agreement and have the same legal effect as the Agreement. If there is any inconsistency between the supplementary agreement and the Agreement, the supplementary agreement shall prevail. If there are multiple supplementary agreements, the supplementary agreement signed later shall prevail.

5. Headings

The headings in the Agreement shall only be used as a reminder of the content and not as an interpretation of the terms.

6. Counterparts

The Agreement is signed in duplicate with Party A and Party B holding one copy each, and one for Pinxin Media for record. Other counterparts are used for reporting to the relevant government departments for registration. All counterparts shall have the same legal effect.

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(No text on this page. It is the signing page of the Equity Interest Transfer Agreement)

Party A: Beijing Xieli Zhucheng Financial Information Service Co., Ltd.

[chopped: Beijing Xieli Zhucheng Financial Information Service Co., Ltd.]

Legal representative or authorized representative (signature):

Party B: Tianjin Zhanggongzi Technology Partnership (Limited Partnership) (seal)

[chopped: Tianjin Zhanggongzi Technology Partnership (Limited Partnership)]

Executive partner or authorized representative (signature):